UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/07/2014

INNOSPEC INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13879

Delaware	98-0181725
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8310 South Valley Highway, Suite 350, Englewood, CO 80112
(Address of principal executive offices, including zip code)

303-792-5554
(Registrant’s telephone number, including area code)

8375 South Willow Street
Littleton
CO 80124
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

Innospec Inc. (the "Corporation") held its Annual Meeting of Stockholders on May 7, 2014, in Boston. The matters voted upon and the results of such voting are set forth below. Each proposal is described in more detail in the Corporation's 2014 Proxy Statement filed and provided to stockholders in connection with the meeting.

Proposal 1 - Re-election of Two Class I Directors

Director                      For                     Withheld                Broker Non-Votes

Hugh G. C Aldous             21,001,980.5            558,224                1,083,522
Joachim Roeser                21,261,333.5            298,871                1,083,522

Proposal 2 - Advisory Approval of the Corporation's Executive Compensation. The stockholders approved, on an advisory basis, the compensation of the named executives disclosed in the 2014 Proxy Statement.

For                     Against                Abstain          Broker Non-Votes

21,364,849             184,521                10,834            1,083,522

Proposal 3 - Ratification of the Appointment of the Corporation's Independent Registered Public Accounting Firm. The stockholder ratified the appointment of KPMG as the Corporation's independent registered public accounting firm for the year ending December 31, 2014.

For                     Against                Abstain          Broker Non-Votes

22,445,165             34,210                164,351.5          0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

Date: May 08, 2014	By:	/s/ David E. Williams
David E. Williams
VP, General Counsel, CCO and Corporate Secretary